October 28, 2016

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Independent Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of three independent directors, each for a term beginning January 1, 2017. The directors elected are indicated below.

DISTRICT ONE – NEW ENGLAND

Number of Members Voting in Election (Total Ballots Received)	227
Total Number of Eligible Votes per Position (Potential)	8,984,855
FHFA 20% Threshold Requirement	1,796,971

VOTES RECEIVED
*Andrew J. Calamare	5,071,981
President of The Co-operative Central Bank, Boston, MA; qualifications in business, law, organizational management, bank regulatory and insurance company matters.

*Antoinette Lazarus	4,360,935
Chief Compliance Officer of Landmark Partners, Simsbury, CT;
qualifications in compliance and regulatory matters, accounting, fund management and insurance company matters.

*Jay F. Malcynsky	4,278,176
President and Managing Partner of Gaffney, Bennett & Associates, Inc.,
New Britain, CT; qualifications in law, organizational management, government relations and political consulting.

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary

_________________________________
*Messrs. Calamare and Malcynsky and Ms. Lazarus were elected to four year terms expiring December 31, 2020. These directorships have not been designated as “public interest;” the Bank’s two public interest directorships are held by other directors.